UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 28, 2008

Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	261739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensation Arrangements of Certain Officers

In light of the completion of the Gemstar-TV Guide acquisition, on May 28, 2008 the Compensation Committee of the Company’s Board of Directors approved adjustments to the 2008 annual salary of, and granted stock options to, certain of the Company’s named executive officers. In making the adjustments and granting the stock options, the Compensation Committee considered the substantial changes to the size of the Company and the business model of the Company and the goals associated therewith. The Compensation Committee also received advice and recommendations from its compensation consultants and compared each of the executive’s compensation to the compensation received by competitive positions in the Company’s peer group established by the Compensation Committee.

2008 Base Salaries

On May 28, 2008, the Compensation Committee approved 2008 salary adjustments for certain of the Company’s named executive officers, effective June 1, 2008. The adjusted 2008 base salaries approved by the Compensation Committee are as follows:

Name and Title	2008 Base Salary
Alfred J. Amoroso President, Chief Executive Officer and Director	$550,000
James Budge Chief Financial Officer	$350,000
Stephen Yu Executive Vice President and General Counsel	$300,000

Stock Option Grants

On May 28, 2008, the Compensation Committee also approved stock option grants to the Company’s named executive officers, to be granted on June 1, 2008 in accordance with the Company’s established stock option grant policy. The stock options were granted with an exercise price equal to $13.53 (the closing price of the Company’s common stock on the last trading day preceding the date of grant since the grant date was not a trading day). The options vest as to one-sixth of the total shares on the first anniversary of the date of grant, as to one-third of the total shares in equal monthly increments over the second year following the date of grant, and as to one-half of the total shares in equal monthly increments over the third year, such that all option shares will be vested on June 1, 2011, subject to the executive’s continued employment with the Company. The term of each option is five years from the date of grant. The Compensation Committee believes that the Company’s position following the Gemstar-TV Guide acquisition warrants particular equity incentive arrangements. The Compensation Committee does not view the below grants as establishing a baseline for ongoing annual grants, and the Compensation Committee intends to maintain the Company’s average annual burn rate with respect to equity awards over the three year period from 2008 through 2010 within guidelines based on its consultations with RiskMetrics Group, a division of Institutional Shareholder Services. Further discussion of the Compensation Committee’s decisions will be contained in the Company’s compensation discussion and analysis in its proxy statement to be filed in connection with the Company’s 2009 annual meeting of stockholders. The stock option grants approved by the Compensation Committee are as follows:

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Name and Title	Number of Shares Subject to Stock Option
Alfred J. Amoroso President, Chief Executive Officer and Director	575,000
James Budge Chief Financial Officer	200,000
Eric Free* Executive Vice President, Product Development	170,000
Stephen Yu Executive Vice President and General Counsel	170,000

*	Named executive officer of Macrovision Corporation for 2007. Not an executive officer of Macrovision Solutions Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solutions Corporation (Registrant)

Date: June 3, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel

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